UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

(Amendment No.     )

Filed by the Registrant ☒                            Filed by a Party other than the Registrant

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☐	Preliminary Proxy Statement
☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☐	Definitive Proxy Statement
☒	Definitive Additional Materials
☐	Soliciting Material Pursuant to § 240.14a-12

Texas Instruments Incorporated

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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Texas Instruments Incorporated

12500 TI Boulevard

Dallas, Texas 75243

ADDITIONAL INFORMATION REGARDING THE 2020 ANNUAL MEETING OF STOCKHOLDERS TO BE HELD ON THURSDAY, APRIL 23, 2020

The following Notice of Change of Location relates to the proxy statement (the “Proxy Statement”) of Texas Instruments Incorporated (the “Company”), dated March 10, 2020, furnished to stockholders of the Company in connection with the solicitation of proxies by the Board of Directors of the Company for use at the 2020 Annual Meeting of Stockholders (the “2020 Annual Meeting”) to be held on Thursday, April 23, 2020. This Supplement is being filed with the Securities and Exchange Commission and is being made available to stockholders on or about April 9, 2020.

THE NOTICE SHOULD BE READ IN CONJUNCTION WITH THE PROXY STATEMENT.

NOTICE OF CHANGE OF LOCATION

OF ANNUAL MEETING OF STOCKHOLDERS

TO BE HELD ON APRIL 23, 2020

Dear Stockholder:

Due to the escalating public health impact of the coronavirus situation (COVID-19) and to support the health and well-being of our employees and stockholders, NOTICE IS HEREBY GIVEN that the location of the 2020 Annual Meeting of Stockholders of Texas Instruments Incorporated has been changed. As previously announced, the 2020 Annual Meeting will be held on Thursday, April 23, 2020, at 8:30 a.m. (Central time). However, the 2020 Annual Meeting will now be held in a virtual meeting format only. You will not be able to attend the meeting in person.

As described in the previously distributed proxy materials for TI’s 2020 Annual Meeting of Stockholders, you are entitled to participate in the meeting if you were a stockholder of record as of the close of business on February 24, 2020, the record date. To be admitted to the meeting at www.virtualshareholdermeeting.com/TXN2020 (the “2020 Annual Meeting Website”), you must enter the control number found on your proxy card, voting instruction form or notice you previously received. A list of stockholders entitled to vote at the meeting will be available during the meeting at the 2020 Annual Meeting Website. You may vote during the meeting by following the instructions available on the 2020 Annual Meeting Website.

We urge you to vote and submit your proxy in advance of the meeting by one of the methods described in the previously distributed proxy materials. The proxy card included with the previously distributed proxy materials will not be updated to reflect the change in location, and may continue to be used to vote your shares in connection with the 2020 Annual Meeting.

Sincerely,

Cynthia Hoff Trochu

Senior Vice President,

Secretary and

General Counsel

Dallas, Texas

April 9, 2020